FORM 8-K/A

                                NO. 1

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of Earliest Event Reported):Commission File Number
     March 12, 1994                               0-7674


                  FIRST FINANCIAL BANKSHARES, INC.
       (Exact Name of Registrant as Specified in its Charter)

             Texas                                 75-0944023

   (State of Incorporation)                  (I.R.S. Employer
                                        Identification No.)

                400 Pine Street, Abilene, Texas 79601
             (Address of Executive Offices and Zip Code)

            Registrant's Telephone Number (915) 675-7155

                     Amendment No. 1 to Form 8-K

     The undersigned registrant hereby amends its Current Report on Form 8-K dated March 24, 1994, as set forth on the pages attached hereto:

     Item 7.   Financial Statements and Exhibits.

     ITEM 7.   Financial Statements and Exhibits.

     Item 7 of the Form 8-K is amended by adding thereto the following:

     In accordance with the Instructions to Form 8-K, there is submitted with this Form 8-K the following financial information:

     1. Audited financial statements of Concho Bancshares, Inc. in accordance with Item 7 of the Instructions to Form 8-K and Regulation S-X.

     2. Pro forma Combined Condensed Financial Statements of First Financial Bankshares, Inc. and Concho Bancshares, Inc. in accordance with Item 7 of the Instructions to Form 8-K and
             Article 11 of Regulation S-X.

                             SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   FIRST FINANCIAL BANKSHARE, INC.
                                   (Registrant)


                                   By:

   DATE: May 12, 1994                   CURTIS R. HARVEY
                                        Executive Vice President
   and
                                        Chief Financial Officer

Item 7.   Financial Statements and Exhibits


        1.   Audited Financial Statements

               CONCHO BANCSHARES, INC. AND SUBSIDIARY

                  CONSOLIDATED FINANCIAL STATEMENTS

               Years Ended December 31, 1993 and 1992

                 CONCHO BANCSHARES, INC. AND SUBSIDIARY

                    CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1993 and 1992



                            TABLE OF CONTENTS

                                                           Page

 Independent Auditor's Report                                     1

 Consolidated Balance Sheets                                    2 -  3

 Consolidated Statements of Income                                   4 -  5

 Consolidated Statements of Changes in
   Shareholders' Equity                                      6

 Consolidated Statements of Cash Flows                          7 -  8

 Notes to Consolidated Financial Statements                     9 - 20

 Independent Auditor's Report of
   Additional Information                                   21

 Additional Information                                        22 - 27

   Board of Directors
   Concho Bancshares, Inc.


                    INDEPENDENT AUDITOR'S REPORT

   We have audited the accompanying consolidated balance sheets of Concho Bancshares, Inc. and subsidiary as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Concho Bancshares, Inc. and subsidiary as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





   February 18, 1994, except for
     Note 15, for which the date
     is March 10, 1994

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED BALANCE SHEETS

                        December 31, 1993 and 1992

                                  ASSETS

                                             1993            1992
Cash and due from banks                             (Note 1)$ 4,043,541 $ 4,747,085
Federal funds sold            (Note 1)     7,150,000  2,550,000
Investment securities:                              (Notes 1 & 2)
   United States government                          18,982,149          17,511,071
   United States agencies                             8,902,755          12,211,810
   Collateralized mortgage obligations     5,623,765  2,938,724
   Stock in FHLB                                        311,240             303,337
   Mutual funds (net of unrealized
     loss of $ 91,111 and $ 122,927)         624,011    841,916
Loans and discounts (net of unearned
     income of $ 236,260 and $ 373,174
     and allowance for loan losses of
     $627,560 and $598,734)                         (Notes 1,4 & 9)      43,124,36242,596,605
Land, building and equipment, net
                              (Notes 1 & 5)2,825,101  2,967,864
Other real estate                                       403,976             853,229
Accrued interest                                        834,504             839,531
Other assets                  (Note 8)       527,309                        503,174

     TOTAL ASSETS                       $ 93,352,713                   $ 88,864,346

/TABLE

                   LIABILITIES AND SHAREHOLDERS' EQUITY

                                LIABILITIES
                                             1993                           1992
Deposits:                     (Notes 1 & 2)
   Demand                                                              $ 14,821,377$ 13,002,139
   NOW                                    32,431,066 29,225,118
   Savings                                            3,192,575           2,961,858
   Time, $ 100,000 and over                          13,096,272          12,992,397
   Other time                             21,376,942 22,913,661
Federal funds purchased                             (Note 1)                 90,000    85,000
Accrued interest                                        190,386             210,548
Federal income tax payable                              180,112             181,858
Mortgage payable                                    (Note 10)             1,150,988 1,239,164
Other liabilities                                   (Note 8)                356,214   325,782
Deferred federal income tax                             204,996                 -0-
Minority interests                            19,233                         20,622

     TOTAL LIABILITIES                                                 $ 87,110,161$ 83,158,147

                           SHAREHOLDERS' EQUITY
Common stock, par value $ .50,
  500,000 shares authorized,
  210,270 shares issued,
  201,653 and 201,653 shares
  outstanding, respectively                                           $    105,135  $   105,135
Surplus                                   4,660,218  4,660,218
Retained earnings                                   (Note 11)            1,652,745  1,189,750
Treasury stock                        (     126,356)                  (    126,356)
Unrealized loss on investment
  in mutual funds                                   (Note 2)         (      49,190)(    122,548)

     TOTAL SHAREHOLDERS' EQUITY                                       $  6,242,552  $ 5,706,199

     TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                                           $ 93,352,713  $88,864,346
/TABLE

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF INCOME

                  Years Ended December 31, 1993 and 1992

                                            1993                          1992
Interest Income                                     (Notes 1,4 & 9)

  Interest and fees on loans                                           $ 3,758,063 $ 3,818,426
  Interest on Federal funds                            113,698             119,555
  Interest on investment securities:
     United States government                        1,012,970             618,308
     United States agencies                            635,244             928,353
     Corporate bonds                                       -0-              23,556
     Mutual funds                            29,768     78,716
     Collateralized mortgage obligations    218,365                        280,111

                                        $ 5,768,108                    $ 5,867,025

Interest Expense

  Interest on deposits                                                 $ 2,195,015 $ 2,665,097
  Interest on Federal funds                              2,572               2,933
  Interest on mortgage payable                      (Note 10)              117,475     119,512

                                        $ 2,315,062                    $ 2,787,542

     Net interest income                                               $ 3,453,046 $ 3,079,483

  Provision for loan losses                         (Notes 1 & 4)          163,000     205,000

     Net Interest Income After
          Provision for Loan Losses                                    $ 3,290,046 $ 2,874,483

Other Operating Income

  Gain (loss) on sale of assets                                       ($     8,007)($     9,939)
  Securities gains (losses)                                           (     35,086)(     85,405)
  Service charges                                                          686,384   630,855
  Rents                                                 87,064              88,717
  FHLB dividends                                         7,700               3,587
  Brokerage fees and other income                                          429,025     490,839

                                        $ 1,167,080                    $ 1,118,654

     Total Interest and Other
       Operating Income                 $ 4,457,126                    $ 3,993,137
/TABLE

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF INCOME

                  Years Ended December 31, 1993 and 1992

                                (Continued)
                                           1993                           1992
Other Operating Expenses

  Salaries                                                            $  1,344,355 $  1,227,319
  Employee benefits      (Note 3)           166,631    173,193
  Occupancy expense      (Notes 1 & 5)      302,426                        318,013
  Other expenses              (Notes 1,8 & 12)       1,675,403           1,490,746
  Capitalized loan costs (Note 4)     (     137,470)                  (    155,419)

                                       $  3,351,345                   $  3,053,852

     NET INCOME BEFORE INCOME TAXES    $  1,105,781                   $    939,285

Federal Income Tax       (Note 6)
  Current                                                             $    343,000 $    191,000
  Deferred                                                                  15,578          -0-

     Total Federal Income Tax          $    358,578                   $    191,000

     NET INCOME BEFORE
        MINORITY INTEREST                                             $    747,203 $    748,285

     NET INCOME ATTRIBUTABLE
        TO MINORITY INTEREST                                                 2,582        2,809

NET INCOME BEFORE CUMULATIVE
  ADJUSTMENT                           $    744,621                   $    745,476

Cumulative Adjustment
  Cumulative adjustment - change in
    accounting principle (Note 6)     (     231,213)                           -0-

NET INCOME AFTER CUMULATIVE
  ADJUSTMENT DUE TO CHANGE IN
  ACCOUNTING PRINCIPLE                                                $    513,408 $    745,476

NET INCOME PER SHARE BEFORE
  CUMULATIVE ADJUSTMENT                            $       3.85  $       3.68

NET INCOME PER SHARE AFTER CUMULATIVE
  ADJUSTMENT                           $       2.65              $       3.68

DIVIDENDS PER SHARE                    $       0.26              $       0.26
/TABLE

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  Years Ended December 31, 1993 and 1992


                                                UNREALIZED
                                                 LOSS ON
                                      RETAINED INVESTMENTS
           COMMON            TREASURY EARNINGS  IN MUTUAL
                     STOCK    SURPLUS             STOCK     (DEFICIT)     FUNDS      TOTAL
Balance,
 12-31-91 $105,135          $4,660,218         ($  3,825)  $ 496,807  ($ 170,680)$5,087,655

Dividends                                     (   52,533)           (    52,533)
Unrealized
 depreciation
 on investment
 in mutual
 funds (Note 2)                                (   37,009)(    37,009)
Loss realized
 on sale of
 mutual funds                                      85,141    85,141
Purchase of
 8,515 shares
 of stock for
 the treasury                      (  122,531)                      (   122,531)
Net income                                                    745,476                745,476

Balance,
 12-31-92         $ 105,135 $4,660,218        ($ 126,356)  $1,189,750 ($ 122,548)$5,706,199


Dividends                                     (    50,413)          (    50,413)
Deferred federal
  income tax
  applicable to
  unrealized loss                                  41,688    41,688
Unrealized
 appreciation
 on investment
 in mutual
 funds (Note 2)                                       966          966
Loss realized on
 sale of mutual
 funds                                             30,704    30,704
Net income                                                             513,408                513,408

Balance,
 12-31-93         $ 105,135 $4,660,218        ($ 126,356) $ 1,652,745 ($   49,190)$ 6,242,552

/                 CONCHO BANCSHARES, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1993 and 1992
                                                         1993      1992
CASH FLOWS FROM OPERATING ACTIVITIES:
   Interest received from:
     Loans                                               $  3,938,325 $ 3,972,863
     Investment securities                                  2,209,375     2,041,812
     Federal funds sold                                       113,698       119,555
   Rental income                                         87,063     88,717
   Service fees                                               686,384       630,855
   Other income                                               422,638       434,798
   Interest paid to depositors                          (   2,213,530)(   2,783,267)
   Interest paid on Federal funds purchased             (       2,572)(       2,933)
   Interest paid on mortgage indebtedness               (     119,122)(     100,353)
   Cash paid to suppliers and employees                 (   3,251,677)(   2,926,346)
   Recoveries of bad debts                                     55,984         27,336
   Redemption of cash value of life insurance                     -0-   238,274
   Federal income tax paid                              (     344,746)(      56 142)

   Net cash provided by operating activities                     $  1,581,820  $  1,685,169

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of investment securities                 $    214,635 $  1,060,075
   Proceeds from maturities of
     investment securities                            8,120,526  8,387,673
   Purchase of investment securities                    (   9,310,224)(  14,851,183)
   Federal funds sold, net (increase) decrease                  (   4,600,000)  350,000
   Federal funds purchased, net increase(decrease)                     5,000 (      85,000)
   Net (increase) in loans made to customers                    (     920,887)(   4,050,974)
   Purchase of fixed assets                             (      23,503)(     157,242)
   Proceeds from sale of other assets and
     other real estate owned                            546,803       252,828
   Cost incurred on other real estate owned                       -0- (     128,205)

   Net cash used in investing activities                ($  5,967,650)($  9,222,028)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in demand deposits,
     NOW accounts and savings accounts                   $  5,255,841  $  8,357,623
   Net increase (decrease) in time deposits    (      1,432,845)(     927,180)
   Payments on mortgage indebtedness                    (      88,177)(      60,837)
   Dividends paid                                       (      52,533)(      52,542)
   Cash received on refinance of note payable                     -0-   132,379
   Cash paid for treasury stock                             -0- (     122,531)

   Net cash provided by financing activities                    $  3,682,286 $  7,326,912

Net increase (decrease) in cash and
  cash equivalents                                ($    703,544)($    209,947)
Cash and cash equivalents, beginning of year                        4,747,085    4,957,032

Cash and cash equivalents, end of year                   $  4,043,541  $  4,747,085


RECONCILIATION OF NET INCOME
  TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:

   Net income                                      $    513,408  $    745,476
   Adjustments to reconcile net income to net
     cash provided by operating activities:

     Depreciation and amortization                              $    159,639 $    139,910
     Amortization of construction period interest                   10,219    10,219
     Provision for loan losses                          163,000    205,000
     Loss on sale of investment securities   35,086      85,405
     Loss on sale of assets                               8,007 9,939
     Amortization of capitalized loan fees              164,692    131,505
     Accretion of bond discount                         (      63,493)(     39,825)
     Amortization of bond premium                       398,224       296,180
     Recoveries on bad debts                                   55,984        27,336
     Capitalized net loan costs                         (     137,470)(    155,419)
     Write-offs - other real estate owned and
           other assets                                  45,067    113,648
     Cumulative effect of accounting change             231,213   -0-
     Net income attributable to minority interest               2,582         2,809
     (Increase) decrease in interest receivable                     10,585 (     77,787)
     (Increase) decrease in other assets                (      36,985)       170,773
     Increase (decrease) in interest payable                     (      20,162)(     99,012)
     Increase (decrease) in other liabilities                          28,392  (     15,846)
     Increase in deferred federal income tax                        15,578  -0-
     Increase (decrease) in federal
      income tax payable
                                                  (       1,746)     134,858

         Total adjustments                               $  1,068,412 $    939,693

Net cash provided by operating activities                $  1,581,820 $  1,685,169


SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:

  Assets acquired through foreclosure                    $    157,568 $    403,570
/TABLE

               CONCHO BANCSHARES, INC. AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               Years Ended December 31, 1993 and 1992


   NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies adopted by the Company are summarized below.

     Consolidation - The consolidated financial statements include
        Concho Bancshares, Inc. and its subsidiary, Southwest Bank of San Angelo, after elimination of significant intercompany accounts.
        A consolidated federal income tax return is filed with Concho Bancshares, Inc.'s subsidiary, Southwest Bank of San Angelo.
        Concho Bancshares, Inc. owns 99.69% of the outstanding common stock of Southwest Bank of San Angelo.

     Cash flows - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks. Cash flows from loans, demand deposits, NOW accounts, savings accounts, federal funds purchased and sold, and certificates of deposit, are reported net.

     Investment securities - Investments in debt securities are stated at cost, adjusted for amortization of premiums and accretion of discounts computed on the straight-line method over the period from date of purchase to date of maturity. Investments in mutual funds are stated at the lower of aggregate cost or market as of the balance sheet date. The investment in stock of the Federal Home Loan Bank of Dallas is stated at cost.

     Interest income on loans - Interest on commercial, real estate and student loans is recognized as earned based upon the principal amounts outstanding. Interest on installment loans is recognized as earned based on the rule of seventy-eights method.

     Building and equipment - Building and equipment are stated at cost less accumulated depreciation computed by the straight-line and accelerated cost recovery system methods. Accumulated depreciation as of December 31, 1993 and 1992 is $ 2,213,196 and $ 2,075,690,
        respectively. Maintenance and repairs are charged to expense as incurred while improvements are capitalized and depreciated over the useful life of such improvements.

     Allowance for loan losses - The allowance for loan losses is available for losses incurred on loans and is increased by provisions charged to operating expenses and reduced by charge-offs, net of recoveries. The allowance is based on management's evaluation of the adequacy of the reserve. This evaluation encompasses consideration of past loss experience and other factors, including changes in the composition and volume of the portfolio, the relationship of the allowance to the portfolio, and current economic conditions.

     Amortization - Certain costs associated with the Company's investment services have been capitalized and are being amortized by the straight-line method over a period of 60 months. Total amortization expense for 1993 and 1992 was $ 4,000 each year.

     Per Share Data - Earnings per share are based on the weighted average number of common shares outstanding in 1993 and 1992 of 193,408 and 202,387, respectively.


   NOTE 2:  INVESTMENT SECURITIES

     At December 31, 1993 and 1992 the subsidiary held mutual fund investments with a cost basis of $ 715,122 and $ 964,803, respectively. The portfolios of these mutual funds consisted of obligations of the United States government and agencies. As of December 31, 1993 and 1992, the aggregate cost of mutual fund investments exceeded their aggregate market value by $ 91,111 and $ 122,927, respectively.

     Investments in debt securities shown in the balance sheet are reflected net of accumulated accretion and amortization.

     At December 31, 1993 and 1992, the amortized cost, estimate market values, and the gross unrealized gains and losses of investments in debt securities were as follows:

                                               December 31, 1993

                                     Gross                Gross
Estimated
                                   Amortized            Unrealized Unrealized   Market
                                       Cost                Gains    Losses         Value


     United States government      $ 18,982,149 $ 382,336 $      -0-  $19,364,485
     United States agencies                     8,902,755    173,775(  102,620) 8,973,910
     Collateralized mortgage
       obligation            5,623,765   39,525          (   43,785)    5,619,505


     Total debt securities                   $ 33,508,669  $ 595,636($ 146,405) $33,957,900


     The carrying value and approximate market value of debt securities at December 31, 1993, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Amortized    Estimated
                                            Cost     Market Value
     Due in one year or less                         $  7,064,327$  7,138,485
     Due after one year through five years             14,408,68314,662,262
     Due after five years through ten years             3,543,819 3,549,506
     Due after ten years                   8,491,840    8,607,647

                                        $ 33,508,669 $ 33,957,900

                                                                    December 31, 1992
                            Gross                Gross             Estimated
                           Amortized UnrealizedUnrealized          Market
                            Cost        Gains     Losses               Value

     United States government      $ 17,511,071 $ 277,758  ($  25,073)     $ 17,763,756
     United States agencies          12,211,810   352,867  (   58,156)     12,506,521
     Collateralized mortgage
       obligation           2,938,724    84,839         (   91,733)      2,931,830


     Total debt securities                   $ 32,661,605 $ 715,464($ 174,962)  $ 33,202,107



     The carrying value and approximate market value of debt securities at December 31, 1992, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                          Carrying   Approximate
                                            Value    Market Value
     Due in one year or less                        $   2,545,483$   2,575,470
     Due after one year through five years             18,181,82518,392,451
     Due after five years through ten years                   -0-       -0-
     Due after ten years                  11,934,297   12,234,186

                                        $ 32,661,605 $ 33,202,107


     Obligations of the United States government with par values of $ 3,000,000, were pledged to secure various deposits as of December 31, 1993 and 1992.

     The Company has opted not to early apply Statement of Financial
        Accounting Standards #115 in regard to accounting for its investment in debt securities. The Company considers all of its debt securities as "available for sale" as of December 31, 1993. Had the Company applied the provisions of SFAS #115 as of December 31, 1993, investments in debt securities and stockholders' equity would be increased by $ 449,231.


   NOTE 3:  PENSION AND PROFIT SHARING PLANS

     The subsidiary has a non-contributory profit-sharing plan available to all regular employees who have completed six months of service. Contributions to this plan are at the discretion of the subsidiary's board of directors. The subsidiary also sponsors a pension plan, whereby it matches 100% of employee contributions up to 4% of their compensation and 50% of contributions on the next 2% of compensation. Total expense, relating to the pension plan for the years ended December 31, 1993 and 1992 was $ 41,279, and $ 42,154, respectively. For the years ended December 31, 1993 and 1992 the subsidiary's board of directors elected to contribute
                $ 25,000 to the profit sharing plan.

 NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES

    Major classifications of loans are as follows:

                                       December 31,    December 31,
                                           1993            1992
   Commercial                         $ 32,369,200    $ 32,561,474
   Real estate                           3,598,935  4,162,896
   Installment, net of unearned discount 2,648,672  3,821,648
   Student loans                         6,396,600  4,101,729
   Overdrafts                               26,629     28,742
   Participations sold                               (   1,288,114)(  1,481,150)

                                      $ 43,751,922    $ 43,195,339

   Less allowance for loan losses          627,560         598,734

   NET LOANS                          $ 43,124,362    $ 42,596,605

  Non-accrual loans are as follows:

   Principal balances of loans on
   non-accrual status                 $    628,574    $    638,371

   Approximate interest foregone related to
     non-accrual loans                                $     53,000 $     68,000

  Changes in the allowance for loan losses were as follows:

   BALANCE, BEGINNING OF YEAR         $    598,734    $    547,354
   Provision charged to operations         163,000    205,000
   Loans charged off                 (     189,658)   (    181,171)
   Recoveries                               55,484          27,551

   BALANCE, END OF YEAR               $    627,560    $    598,734

    During the year ended December 31, 1988, the Subsidiary changed its method of accounting for nonrefundable fees and costs associated with lending activities to comply with the requirements of Statement of Financial Accounting Standards No. 91. Under the new accounting method, certain lending related costs are capitalized into the loan balance and amortized against interest income over the term of the loan. Total capitalized loan cost and related amortization are as follows:

                           Beginning of                       End of
                             the Year                         the Year
                            Unamortized Capitalized           Unamortized
                            Loan Costs   Loan Costs    Amortization  Loan Costs
   1993                     $ 180,461    $ 137,470 $ 164,692  $ 153,239

   1992                     $ 156,576    $ 155,419 $ 131,534  $ 180,461

            Loans at variable and fixed interest rates as of December 31, 1993 are as follows:

                                            Variable      Fixed
          Commercial          $ 12,160,441$ 19,020,176

          Real estate         $    810,987$  2,715,046

          Installment         $     51,786$  2,596,886

          Student             $        -0-$  6,396,600

       Original maturities for each loan category as of December 31, 1993 are as follows:

          Commercial  - less than 1 year to 30 years

          Real estate - 1 year to 30 years

          Installment - less than 1 year to 10 years

          Student     - 1 to 2 years


       The subsidiary routinely sells its student loans to the Panhandle
          Plains Higher Education Agency prior to the loans reaching repayment stage. For 1993 and 1992, the subsidiary sold approximately
          $ 2,777,041 and $ 2,351,013, respectively, of these loans under this program.


   NOTE 5:  LAND, BUILDING AND EQUIPMENT

       Major classifications of these assets are as follows:

                                                     December 31,December 31,
                                                        1993        1992
     Land                                           $    327,000  $    327,000
     Buildings                                         3,744,247 3,711,293
     Leasehold improvements                              147,900   145,077
     Automobiles                                          58,528    58,528
     Furniture and fixtures                                   760,622      743,263
     Assets not in service                                        -0-       58,393

                                                    $  5,038,297 $  5,043,554

     Accumulated depreciation and amortization                   $  2,213,196 $  2,075,690

     Land, building and equipment, net                   $  2,825,101 $  2,967,864

     Depreciation and amortization expense               $    165,858 $    146,129

   NOTE 6:  FEDERAL INCOME TAXES

     Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. The principal sources of timing differences are different depreciation methods for tax and financial purposes, and differences in tax and financial accounting for deferred compensation arrangements, bad debt losses and bond discount accretion. No deferred federal income taxes were recorded as of December 31, 1992.


     Effective January 1, 1993, the Company adopted Statement of
        Financial Accounting Standards No. 109, "Accounting for Income Taxes". The cumulative effect of the change in accounting principle totalled $231,213 and has been included in determining net income for the year ended December 31, 1993. $ 41,795 of this amount arose from unrealized loss on investments in mutual funds and has been credited to stockholders' equity. The remaining $ 189,418 was recorded as a deferred tax liability upon adoption of SFAS #109.

     The components of income tax expense are:

                                                   December 31,December 31,
                                                       1993         1992
   Current income taxes:
        Federal                                     $     371,070 $     251,629
        Minimum tax credit                             (       28,070)(       12,050)
        General business credit                                   -0- (       48,579)
        Total current taxes                         $     343,000 $     191,000

      Deferred tax expense (benefit):                   $      15,578 $         -0-

      Total income tax expense                          $     358,578 $     191,000

     A reconciliation of income tax expense at the statutory rate to income tax at the company's effective rate is as follows:

                                                      December 31,December 31,
                                                         1993          1992
      Tax at statutory rate                         $     375,966 $     319,356
      Tax benefit from net operating
        loss carryforward                                         -0- (       67,727)
      Minimum tax credit                               (       28,070)(       12,050)
      General business credit                      (          -0-)(       48,579)
      Other                                                10,682           -0-

      Income tax expense                            $     358,578 $     191,000

     A consolidated tax return is filed with the Company's subsidiary, Southwest Bank of San Angelo. The above tax computations are based on the incomes and tax attributes of the consolidated entity. The net taxes of the consolidated entity are attributed to the Bank, since it was the only member of the affiliated group which generated a net income.


   NOTE 7:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The subsidiary is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the subsidiary has in particular classes of financial instruments.

     The subsidiary's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The subsidiary uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                   Contract Amount
                                                          1993       1992
      Financial instruments whose contract
          amounts represent credit risk:
      Commitments to extend credit                    $  5,469,874$ 4,740,485
      Letters of Credit                                    619,685    726,980

                                                      $  6,089,559$ 5,467,465

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments may expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent future cash requirements. The subsidiary evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained if deemed necessary by the Subsidiary upon extension of credit is based upon management's credit evaluation.

     Letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

   NOTE 8:  DEFERRED COMPENSATION

     The subsidiary maintains a deferred compensation plan for its directors funded by the purchase of life insurance policies on each participant. Other pertinent financial information relating to the subsidiary's deferred compensation plans is as follows:

                                               December 31,        December 31,
                                                   1993                 1992


       Life insurance premiums paid                         $     4,800      $      5,600

       Cash surrender value of life
       insurance policies                      $   278,531         $    244,957

       Accrued deferred compensation liability $   130,715         $    100,548

       Current year deferred compensation expense      $    30,168      $     22,744

       The deferred compensation plan of a former director was discontinued during 1992. The subsidiary recognized a gain of $ 67,514 from the discontinuance of this director's plan.

   NOTE 9:  RELATED PARTY TRANSACTIONS

       As of December 31, 1993 and 1992, certain officers and directors and companies in which they have a beneficial ownership were indebted to the subsidiary in the aggregate amount of $ 629,590 and $ 789,332, respectively.

NOTE 10:  NOTES PAYABLE

       Notes payable represents 13 individual promissory notes issued to certain of the company's customers and directors. Each note was issued for $ 100,000 and all notes bear the same terms, maturity date and collateral. The collateral for these notes is held at Bank of the West, San Angelo, Texas. The terms of these notes are as follows:

       Date of notes                           January 21, 1993
       Maturity date                           January 21, 1997
       Collateral                              Real Estate and 119,504
                                               shares of Southwest Bank
                                               common stock
       Interest rate                                  9.50%
       Payments                                19 quarterly payments of
                                               $ 50,702.86, including
                                               interest; balance due at
                                               maturity.


       Following are the maturities of this note over the next five years:

       1994                                     $    96,857
       1995                                         106,392
       1996                                         116,865
       1997                                         830,874

       Total                                                 $ 1,150,988

   NOTE 11:  RETAINED EARNINGS

       Banking regulations limit the amount of dividends that may be paid without prior approval of the Subsidiary's regulatory agency.

NOTE 12:  LEASES

            As of December 31, 1992 the subsidiary leased computer equipment under agreements determined to be operating leases. The provisions of these lease agreements are described as follows:

                                           Computer  Computer Computer
                                           Equipment EquipmentEquipment
                                           Lease #1  Lease #2 Lease #3
            Primary lease term                36 mos  36 mos    36 mos

            Date of lease                   12-27-89  08-23-89 01-29-90

            Lease renewal option at
                 expiration of primary term             24 mos  24 mos    24 mos

            Monthly lease amount
              Primary term:

                 Year one                            $  5,664  $  1,950  $    345
                 Year two                               6,231     2,145  380
                 Year three                             6,854     2,359  418

            Option period:

                 Year one                               7,539     2,595  459
                 Year two                               8,141     2,846  467

            Penalty for non-renewal                    18,626     6,430     1,136



            Minimum future rental payments under the primary and optional terms of these lease agreements as of December 31, 1992 for each of the next five years and in the aggregate are as follows:

                                                              December 31,
                                                                   1992
                 1993                                         $   122,596
                 1994                                           117,012
                 1995                                                    8,141
                 1996                                          -0-
                 1997                                                 -0-

                 Total                                             $   247,749

            The subsidiary leased computer equipment under an agreement determined to be an operating lease. The lease agreements that previously existed were terminated and combined into one lease agreement dated February 23, 1993. The provisions of this agreement are described as follows:

                 Primary term                                    36 mos.

                 Date of lease                                   2-23-93

                 Lease renewal option at
                  expiration of primary term                     24 mos.

                 Primary term                                 $ 6,890/mo.

                 Option period                                $ 6,890/mo.

                 Penalty for non-renewal              $ 20,150

    Minimum future rental payments under the primary and optional terms of this lease agreement as of December 31, 1993 for each of the next five years and in the aggregate are as follows:

            1994                               $  82,680
            1995                                        82,680
            1996                                  82,680
            1997                                          82,680
            1998                                   6,890

            Total                                        $ 337,610

    Lease expense under all operating leases is as follows:

                                            1993   1992
            Non-cancelable operating leases      $ 86,342 $  98,478
            Other leases                           25,903    41,008

            Total                                $112,245 $ 139,486


   NOTE 13:  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, approximately 95% of its assets and 99% of its liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Company's general practice and intent to hold its financial instruments to maturity and to not engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Company for the purpose of this disclosure.

  Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's Regulatory Reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1993 and 1992 were as follows:

    *Financial instruments actively traded in a secondary market have been valued using quoted available market prices.

                          Estimated               Recorded
                            Fair                  Book
                                 Value                         Balance
                                    1993                1992       1993        1992
     Cash and due from
       banks                  $ 4,043,541 $4,747,085$ 4,403,541  $4,747,085
     Federal funds sold         7,150,000  2,550,000  7,150,000   2,550,000
     Investment securities
       (Note 2)                34,893,151 34,347,360 34,443,920  33,806,858

     *Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                    Estimated                  Recorded
                                       Fair                    Book
                                         Value                          Balance
                                 1993        1992       1993        1992
     Deposits with stated
       maturities            $ 34,645,699          $ 36,061,445$ 34,473,214$ 35,906,058
     Deposits with no
       stated maturities       50,656,428 45,189,115      $ 50,656,428$ 45,189,115

                                     Estimated                 Recorded
                                       Fair                    Book
                                         Value                           Balance

                                  1993       1992       1993        1992
     Net loans               $ 43,129,542          $ 43,125,697$ 43,124,362$ 42,596,605

     Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

     The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no material difference between the notional amount and the estimated fair value of off-balance-sheet unfunded loan commitments which total $ 5,469,874 and $ 4,740,485 at December 31, 1993 and 1992, respectively, and are generally priced at market at the time of funding. Letters of credit discussed in Note 7 have an estimated fair value based on fees currently charged for similar agreements. At December 31, 1993 and 1992, fees related to the unexpired term of the letters of credit are not significant.

     Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.


   NOTE 14:  SUBSEQUENT EVENT

     Pursuant to Stock Exchange Agreement and Plan of Reorganization dated as of December 7, 1993 by and between the First Financial Bankshares, Inc., Concho Bancshares, Inc. and Southwest Bank of San Angelo, First Financial Bankshares, Inc. has offered to acquire from the Concho Bancshares, Inc. shareholders all of the outstanding shares of Concho Bancshares, Inc. for shares of First Financial Bankshares, Inc. at an exchange rate specified in the exchange agreement.

     Consummation of the Exchange Offer is subject to certain conditions, including without limitation, the valid tender by Concho Bancshares, Inc. shareholders of at least ninety percent (90%) of Concho Bancshares, Inc. common stock. As of March 10, 1994, the expiration date for the exchange offer, the 90% threshold had been met and the parties are proceeding with the transaction which is to be accounted for as a pooling of interest.



   NOTE 15:  CONCENTRATIONS OF CREDIT

     All of the Subsidiary's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Subsidiary's market area. Generally such customers are depositors of the Subsidiary. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Subsidiary, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $ 775,000.

                          ADDITIONAL INFORMATION

To the Board of Directors
Concho Bancshares, Inc.


Our report on our audits of the basic consolidated financial statements of Concho Bancshares, Inc. for 1993 and 1992 appears on page 1. Those audits were made for the purpose of forming opinions on the basic consolidated financial statements taken as a whole. The following information, identified as balance sheets of Concho Bancshares, Inc. as of December 31, 1993 and 1992, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended, represents the financial statements of Concho Bancshares, Inc. without the effects of consolidation with its subsidiary. This information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.









February 18, 1994

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

                    BALANCE SHEETS - PARENT COMPANY ONLY

                         December 31, 1993 and 1992


                                   ASSETS

                                                        1993           1992
CURRENT ASSETS:
   Cash                                             $    211,410  $    141,019
   Prepaid expenses                                             1,958          1,944

     Total Current Assets                                $    213,368  $    142,963

BUILDING AND EQUIPMENT:
   Building (net)                                        $    926,126  $    976,156
   Furniture and fixtures (net)                                 4,775          4,775

                                                    $    930,901  $    980,931

OTHER ASSETS:
   Investment in subsidiary                              $  6,858,908  $  6,163,278

     Total Other Assets                             $  6,858,908  $  6,163,278

TOTAL ASSETS                                        $  8,003,177  $  7,287,172
/TABLE

                   CONCHO BANCSHARES, INC. AND SUBSIDIARY

                    BALANCE SHEETS - PARENT COMPANY ONLY

                         December 31, 1993 and 1992

                    LIABILITIES AND SHAREHOLDERS' EQUITY
                                 LIABILITIES
                                                        1993          1992

CURRENT LIABILITIES:
   Dividends payable                                     $     50,413  $    52,533
   Accrued liabilities                                    59,186    60,895
   Current maturities of long-term liabilities                 96,858      88,178

     Total Current Liabilities                           $    206,457 $   201,606

LONG-TERM LIABILITIES:
   Notes payable                                         $  1,150,988 $ 1,239,165
   Less:  current maturities                            (      96,858)(     88,178)
   Deferred intercompany gain                                      231,691   228,380
   Deferred federal income tax                                268,347         -0-

     Total Long-Term Liabilities                         $  1,554,168 $ 1,379,367

TOTAL LIABILITIES                                        $  1,760,625 $ 1,580,973

                            SHAREHOLDERS' EQUITY
Common stock, par value $ .50,
  500,000 shares authorized,
  210,270 shares issued,
  201,653 and 201,653 shares
  outstanding, respectively                              $    105,135  $   105,135
Surplus                                                4,660,218     4,660,218
Retained earnings                                      1,652,745 1,189,750
Treasury stock                                          (     126,356)(     126,356)
Unrealized loss on securities                                    (      49,190)(     122,548)

TOTAL SHAREHOLDERS' EQUITY                               $  6,242,552 $ 5,706,199

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                            $  8,003,177  $ 7,287,172
/TABLE

                   CONCHO BANCSHARES, INC. AND SUBSIDIARY

                 STATEMENTS OF INCOME - PARENT COMPANY ONLY

                   Years Ended December 31, 1993 and 1992

                                                        1993           1992
OPERATING INCOME:
  Rental income                                          $     87,064  $     96,163

     Total Operating Income                              $     87,064  $     96,163

OPERATING EXPENSE:
  General and administrative                             $    119,687  $     50,380
  Depreciation                                            45,050    44,640
  Amortization                                             4,980     4,980
  Interest                                               117,475   115,766
  Taxes                                                   19,946       27,184

     Total Operating Expenses                       $    307,138 $    242,950

INCOME (LOSS) FROM OPERATIONS                                    ($    220,074)($    146,787)

OTHER INCOME:
  Miscellaneous                                            2,119   25
  Equity in earnings of subsidiary                                    999,710      578,020

NET INCOME BEFORE FEDERAL INCOME TAX                $    781,755 $    431,258

FEDERAL INCOME TAX
  Current                                           $        -0-    $        -0-
  Deferred                                                15,578          -0-

     Total Federal Income Tax                       $     15,578 $        -0-

NET INCOME BEFORE CUMULATIVE
  ADJUSTMENT                                        $    766,177 $    745,476


Cumulative Adjustment
  Cumulative adjustment - change in
    accounting principles                               (     252,769)         -0-

NET INCOME AFTER CUMULATIVE
  ADJUSTMENT DUE TO CHANGE IN
  ACCOUNTING PRINCIPLE                              $    513,408 $    745,476

/TABLE

                   CONCHO BANCSHARES, INC. AND SUBSIDIARY

              STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY -
                             PARENT COMPANY ONLY

                   Years Ended December 31, 1993 and 1992


                                                             UNREALIZED
                                                             LOSS ON
                                                 RETAINED    INVESTMENTS
                  COMMON             TREASURY    EARNINGS    IN MUTUAL
                           STOCK     SURPLUS      STOCK       (DEFICIT)     FUNDS         TOTAL


Balance,
  12-31-91                $105,135 $4,660,218  ($  3,825) $ 496,807 ($ 170,680)   $5,087,655

Dividends                                     (    52,533)              (    52,533)
Unrealized
  depreciation
  on investment
  in mutual
  funds (Note 2)                               (   37,009)          (    37,009)
Loss realized on
  sale of mutual
  funds                                                      85,141      85,141
Purchase of 8,515
  shares of stock
  for the treasury                             ( 122,531)                    (   122,531)
Net income                                                      745,476                    745,476

Balance,
  12-31-92                $105,135 $4,660,218  ($ 126,356)   $1,189,750 ($ 122,548)    $5,706,199


Dividends                                      (   50,413)              (    50,413)
Deferred federal
  income tax
  applicable to
  unrealized loss                                            41,688     41,688
Unrealized
  appreciation
  on investment
  in mutual
  funds (Note 2)                                      966           966
Loss realized on
  sale of mutual
  funds                                                      30,704     30,704
Net income                                                      513,408                   513,408

Balance,
  12-31-93                $105,135 $4,660,218  ($ 126,356)   $1,652,745 ($   49,190)   $6,242,552

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

               STATEMENTS OF CASH FLOWS - PARENT COMPANY ONLY

                   Years Ended December 31, 1993 and 1992


                                                              1993              1992

CASH FLOWS FROM OPERATING ACTIVITIES:
   Rents received                                $    87,064       $   88,266
   Dividends received                             383,947         318,924
   Miscellaneous receipts                           2,120           -0-
   Interest paid                                (    119,122)      (   100,353)
   General and administrative expenses paid     (    139,711)      (    73,388)

   Net cash provided by operating activities     $   214,298       $  233,449

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of subsidiary's stock               ($     3,197)      ($    1,323)
   Purchase of fixed assets                     (        -0-)      (     2,316)

   Net cash used by investing activities                  ($     3,197)           ($    3,639)

CASH FLOWS FROM FINANCING ACTIVITIES:

   Principal advanced on refinanced of debt      $       -0-       $  132,379
   Purchase of stock for treasury                     -0-         (   122,531)
   Dividends paid                               (     52,533)      (    52,542)
   Payments on mortgage indebtedness            (     88,177)      (    60,836)

   Net cash used by financing activities                  ($   140,710)           ($  103,530)

NET INCREASE (DECREASE) IN CASH                           $    70,391        $  126,280

CASH, BEGINNING OF YEAR                              141,019           14,739

CASH, END OF YEAR                                $   211,410       $  141,019

/TABLE

                  CONCHO BANCSHARES, INC. AND SUBSIDIARY

              STATEMENTS OF CASH FLOWS - PARENT COMPANY ONLY

                  Years Ended December 31, 1993 and 1992


                                               1993            1992
RECONCILIATION OF NET INCOME
  TO NET CASH  PROVIDED BY OPERATING
  ACTIVITIES:

   Net income (loss)                                        $   513,408  $   745,476
   Adjustments to reconcile net income to net cash
     provided by operating activities:

       Depreciation                                   $    45,050 $    44,800
       Amortization                              4,980      4,980
       Equity in earnings of subsidiary                    (    999,710)(    904,380)
       Dividends received from subsidiary                 383,947    318,924
       Cumulative effect of change in
         accounting principle                             252,769   -0-
       (Increase) Decrease in prepaid expenses       (         14)2,559
       Increase in accrued liabilities                     (      1,710)   21,090
       Increase in deferred federal income
         tax                                               15,578         -0-

  Total adjustments                                  ($   299,110)($   512,027)

Net cash provided by operating activities                   $   214,298 $   233,449

/TABLE

        2.  Pro Forma Combined Condensed Financial Statements











                FIRST FINANCIAL BANKSHARES, INC. AND
                       CONCHO BANCSHARES, INC.

          PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             (UNAUDITED)

                            The following unaudited pro forma combined condensed
                     financial statements are presented in accordance with the Securities and Exchange Commissions (SEC) rules and regulations to show the effects on the historical financial statements of the acquisition by First Financial Bankshares, Inc. (First Financial) of Concho Bancshares (Concho) and its wholly owned subsidiary; Southwest Bank of San Angelo. The transaction was finalized on March 10, 1994 and accounted for as a pooling of interests. Pro forma balance sheets for December 31, 1993 and 1992, and statements of earnings for the three years ended December 31, 1993, are presented.

                   FIRST FINANCIAL AND SUBSIDIARIES AND
                          CONCHO AND SUBSIDIARIES
                     PRO FORMA COMBINED BALANCE SHEETS

                                               December 31,
                                         1993            1992
Assets
     Cash and due from banks        $   55,214,848 $   66,583,710
     Interest-bearing deposits in banks    787,000        791,000
     Federal funds sold                 45,506,000     43,255,000
     Investment securities             456,179,536    404,440,212
     Loans                             420,243,003    374,486,682
      Less:Allowance for loan losses     9,013,387      8,298,738
                                       411,229,616    366,187,944

     Bank premises and equipment-net    30,052,817     27,258,165
     Other assets                       19,012,828     19,822,149
Total Assets                        $1,017,982,645 $  928,338,180

Liabilities
     Demand deposits                $  193,934,140 $  175,329,710
     Time deposits                     719,415,421    656,210,590
      Total deposits                   913,349,561    831,540,300
     Short-term borrowings                  90,000         85,000
     Mortgage notes payable              1,150,988      1,239,164
     Other liabilities                   6,934,399      8,334,559
      Total liabilities                921,524,948    841,199,023

Shareholders' Equity
     Capital stock                      39,708,470     36,166,860
     Capital surplus                    15,841,318      6,619,889
     Retained earnings                  40,907,909     44,352,408
      Total Shareholders' equity        96,457,697     87,139,157
Total Liabiliities and Shareholders' equity        $1,017,982,645$  928,338,180

/TABLE

                   FIRST FINANCIAL AND SUBSIDIARIES AND
                          CONCHO AND SUBSIDIARIES
            PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

                            Year ended December 31,
                             1993         1992         1991
Interest Income          $ 60,205,819 $ 61,441,201 $ 68,127,645
Interest Expense           20,333,004   24,202,331   35,912,324

Net Interest Income        39,872,815   37,238,870   32,215,321
Provision for Loan Losses     508,010    1,145,070    1,240,000
Noninterest Income         11,004,989    9,765,192    9,231,196
Noninterest Expense        31,541,839   28,935,173   27,306,076

Income Before Income Taxes 18,827,955   16,923,819   12,900,441
Provision for Income Taxes               6,105,087    5,189,018   3,824,146
Net income before cumulative
 adjustment for Change in
 Accounting for Income Taxes            12,722,868   11,734,8019,076,295
Cumulative Adjustment for
 Change in Accounting for
 Income Taxes
                            1,023,595       -             -
Net income               $ 13,746,463$  11,734,801 $  9,076,295

Net Income Per Share before
 Cumulative Adjustment For
 Change in Accounting for
 Income Taxes            $       3.21$        2.97 $       2.32

Net Income Per Share     $       3.46$        2.97 $       2.32

Dividends Per Share      $       1.20$        0.95 $       0.82